   As filed with the Securities and Exchange Commission on September 1, 2000
                                                  Registration No. 333-________
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                              _________________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933

                              _________________

                               PMC-SIERRA, INC.
            (Exact name of registrant as specified in its charter)

                              _________________

            Delaware                                  94-2925073
----------------------------------    ----------------------------------------
     (State of Incorporation)           (I.R.S. Employer Identification No.)

                           900 East Hamilton Avenue
                                   Suite 250
                              Campbell, CA  95008
                   (Address of principal executive offices)

                              _________________

            Quantum Effect Devices, Inc. 1999 Equity Incentive Plan

  Quantum Effect Devices, Inc. 1999 Non-Employee Directors Stock Options Plan

        Quantum Effect Devices, Inc. 1999 Employee Stock Purchase Plan
                           (Full title of the plan)

                              _________________

                         The Corporation Trust Company
                              1209 Orange Street
                          Wilmington, Delaware 19801
                                (800) 677-3394
           (Name, address and telephone number of agent for service)

                              _________________

                                   Copy to:

                                  Neil Wolff
                    Wilson Sonsini Goodrich & Rosati, P.C.
                              650 Page Mill Road
                       Palo Alto, California 94304-1050

                              _________________

                        CALCULATION OF REGISTRATION FEE

===================================================================================================
                                             Proposed           Proposed
      Title of                               Maximum             Maximum                Amount
     Securities             Amount           Offering           Aggregate                 of
       to be                to be            Price Per          Offering             Registration
   Registered (1)         Registered           Share             Price                   Fee
---------------------------------------------------------------------------------------------------
Common Stock,
$0.001 par value         1,965,715 (2)      $ 26.08 (2)     $ 51,265,847.20 (2)       $13,534.10
---------------------------------------------------------------------------------------------------
Common Stock,
$0.001 par value         1,050,358 (3)      $236.03 (3)     $247,915,998.74 (3)       $65,449.40
---------------------------------------------------------------------------------------------------
Totals                   3,016,073                          $299,181,845.94           $78,983.50
===================================================================================================

(1) Pursuant to the Acquisition Agreement dated as of July 11, 2000 among PMC-Sierra, Inc. ("PMC"), Penn Acquisition Corp., Quantum Effect Devices, Inc. ("QED"), PMC assumed, effective as of August 24, 2000, all of the outstanding options to purchase common stock of QED under the QED 1999 Equity Incentive Plan, the QED 1999 Non-Employee Directors Stock Option Plan and the QED 1999 Employee Stock Purchase Plan and such options became exercisable to purchase shares of PMC's common stock, with appropriate adjustments to the number of shares and exercise price of each assumed option.
(2) Options granted pursuant to an employee stock option plan. Estimated pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee. Based on the price per share at which the options may be exercised.
(3) Shares reserved for future issuance. Estimated pursuant to Rule 457(c) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee. Based on the average of the high and low prices of the common stock on August 31, 2000, as reported on the Nasdaq National Market.
================================================================================

                                    PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3. Incorporation of Documents by Reference.
        ---------------------------------------

        The following documents and information are incorporated by reference as filed with the Securities and Exchange Commission:

        (a) PMC-Sierra, Inc.'s ("PMC's") Form 10-K Annual Report for the fiscal year ended December 26, 1999, as amended (File No. 000-19084).

        (b) PMC's proxy statement for the 2000 Annual Meeting of Stockholders (File No. 000-19084).

        (c) PMC's Form 10-Q Quarterly Report for the quarter ended June 25, 2000 (File No. 000-19084).

        (d) PMC's Forms 8-K dated March 20, 2000, April 12, 2000, June 20, 2000, June 30, 2000, July 12, 2000, July 25, 2000, August 7, 2000 and August 28,
2000, as amended (File No. 000-19084).

        All documents subsequently filed by PMC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing such documents.

Item 4. Description of Securities.
        -------------------------

        Not applicable.

Item 5. Interests of Named Experts and Counsel.
        --------------------------------------

        Certain legal matters with respect to the shares will be passed upon by Wilson, Sonsini, Goodrich & Rosati, a Professional Corporation, Palo Alto, California.

Item 6. Indemnification of Directors and Officers.
        -----------------------------------------

        Section 145 of the Delaware General Corporation Law generally provides that a corporation is empowered to indemnify any person who is made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving, at the request of the corporation, in any of such capacities of another corporation or other enterprise, if such director, officer, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. This statute describes in detail the right of PMC to indemnify any such person.

        PMC's Certificate of Incorporation eliminates in certain circumstances the liability of directors of PMC for monetary damages for breach of their fiduciary duty as directors. This provision does not eliminate the liability of a director (i) for breach of the director's duty of loyalty to PMC or its stockholders, (ii) for acts or omissions by the director not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for willful or negligent declaration of an unlawful dividend, stock purchase or redemption or (iv) for transactions from which the director derived an improper personal benefit.

        PMC's Certificate of Incorporation also provides generally for indemnification of all directors and officers of PMC to the fullest extent permitted by the General Corporation Law of the State of Delaware. Such right to indemnification shall be deemed to be a contract right and includes generally the right to be paid by PMC the expenses incurred in defending any proceeding covered by this provision in advance of its final disposition. Individuals who are entitled to indemnification may bring suit to seek recovery of amounts due under the foregoing provisions and to recover the expenses of such suit if successful.

        PMC has entered into indemnification agreements to such effect with its officers and directors containing provisions which are in some respects broader than the specific indemnification provisions contained in the General Corporation Law of Delaware. The indemnification agreements may require PMC, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature) and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

        PMC believes that it is the position of the Commission that insofar as the foregoing provisions may be invoked to disclaim liability for damages arising under the Securities Act, such provisions are against public policy as expressed in the Securities Act and are therefore unenforceable.

        PMC currently maintains an officers' and directors' liability insurance policy which covers, subject to the exclusions and limitations of the policy, officers and directors of PMC against certain liabilities which may be incurred by them solely in such capacities.

Item 7. Exemption from Registration Claimed.
        ------------------------------------

        Not applicable.

Item 8. Exhibits.
        --------

        Exhibit
        Number
        ------

          4.1       Quantum Effect Devices, Inc. 1999 Equity Incentive Plan

          4.2 Form of Stock Option Agreement and Stock Option Grant Notice under Quantum Effect Devices, Inc. 1999 Equity Incentive Plan

          4.3 Quantum Effect Devices, Inc. 1999 Non-Employee Directors' Stock Option Plan

          4.4 Form of Stock Option Agreement and Stock Option Grant Notice under Quantum Effect Devices, Inc. 1999 Non-Employee Directors' Stock Option Plan

          4.5       Quantum Effect Devices, Inc. 1999 Employee Stock Purchase
                    Plan

          4.6 Form of Enrollment Form and Grant of Right under Quantum Effect Devices, Inc. 1999 Employee Stock Purchase Plan

          5.1 Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation

         23.1       Consent of Deloitte & Touche LLP, Independent Auditors

         23.2       Consent of Counsel (Contained in Exhibit 5.1 above)

         24.1       Power of Attorney (see page II-4)

Item 9. Undertakings.
        ------------

        (a) PMC hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) PMC hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of PMC's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of PMC pursuant to the Delaware General Corporation Law, the Certificate of Incorporation or the Bylaws of PMC, Indemnification Agreements entered into between PMC and its officers and directors, or otherwise, PMC has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by PMC in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, PMC will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, PMC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Campbell, California on this 1st day of September 2000.

                                        PMC-SIERRA, INC.


                                        By:  /s/ JOHN W. SULLIVAN
                                             ---------------------
                                             John W. Sullivan, Vice President
                                             of Finance and Chief Financial
                                             Officer

                               POWER OF cATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each such person whose signature appears below constitutes and appoints, jointly and severally, Robert L. Bailey and John W. Sullivan his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        Signature                             Title                               Date
        ---------                             -----                               ----
/s/ ROBERT L. BAILEY          President, Chief Executive Officer and       September 1, 2000
--------------------------
(Robert L. Bailey)            Chairman of the Board of Directors
                              (principal executive officer)

/s/ JOHN W. SULLIVAN          Vice President of Finance and Chief          September 1, 2000
--------------------------
(John W. Sullivan)            Financial Officer (principal financial
                              and accounting officer)

/s/ JAMES V. DILLER           Director                                     September 1, 2000
--------------------------
(James V. Diller)

/s/ ALEXANDRE BALKANSKI       Director                                     September 1, 2000
--------------------------
(Alexandre Balkanski)

/s/ FRANK J. MARSHALL         Director                                     September 1, 2000
--------------------------
(Frank J. Marshall)

/s/ L. COLIN BEAUMONT         Director                                     September 1, 2000
--------------------------
(L. Colin Beaumont)